UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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CBRE Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of a Form 8-K filed by CBRE Group Inc. on April 15, 2019.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2019

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South Hope Street 25th Floor Los Angeles, California		90071
(Address of Principal Executive Offices)		(Zip Code)

(213) 613-3333

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Not Applicable

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Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

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This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2019, the Company announced the appointment of Leah C. Stearns as the Company’s Chief Financial Officer (“CFO”), effective May 15, 2019. As previously announced, James R. Groch, the Company’s current CFO and Chief Investment Officer, will focus full time on his responsibilities as the Company’s Global Group President and Chief Investment Officer, effective May 15, 2019.

Ms. Stearns, age 38, has served as Senior Vice President and CFO for the U.S. division of American Tower Corporation, a real estate investment trust, since November 2018. Prior to that, Ms. Stearns served in roles of increasing responsibility at American Tower for 17 years, including serving as Senior Vice President, Corporate Finance and Treasurer from July 2018 to November 2018, CEO, EMEA from July 2017 to July 2018, Senior Vice President, Treasurer and Investor Relations from December 2014 to July 2017 and Vice President, Investor Relations and Treasurer from December 2013 to December 2014.

There are no arrangements or understandings between Ms. Stearns and any other persons pursuant to which Ms. Stearns was selected as the CFO of the Company. There are no family relationships between Ms. Stearns and any director or executive officer of the Company, and Ms. Stearns has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

Ms. Stearns will earn an annual base salary of $700,000 and will be eligible for an annual target bonus of $1,000,000 and an annual target equity award of $2,200,000 (with her 2019 annual bonus and 2019 annual equity award prorated based on her start date). Upon joining the Company, Ms. Stearns will receive a one-time equity award of $3,000,000 on the same vesting and other terms as the Strategic Equity Awards received by other senior executives described under the heading “Components of Our Program—Elements of our compensation program—One-Time Strategic Equity Award” in the Company’s Proxy Statement on Schedule 14A filed on April 4, 2019, including the requirement that Ms. Stearns execute a restrictive covenants agreement and two-thirds of the award being driven by Company performance measures relative to the S&P 500. Ms. Stearns will also receive a $2,000,000 transition equity award which will vest ratably over a four-year period, beginning on the first anniversary of the grant date, subject to the terms of the Company’s 2017 Equity Incentive Plan and a cash transition bonus of $1,000,000, which will be subject to repayment in full if she resigns from the Company prior to the fourth anniversary of her start date. The transition equity award and cash transition bonus are intended to compensate Ms. Stearns for equity awards at American Tower that she will forfeit. In addition, the Company will reimburse Ms. Stearns for certain expenses in connection with her relocation to Dallas, where she will be based.

Item 7.01	Regulation FD Disclosure.

On April 15, 2019, the Company issued a press release announcing the appointment of Ms. Stearns as the Company’s new CFO. We have attached a copy of that press release as Exhibit 99.1 hereto and incorporate it by reference herein.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed below are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

99.1*	Press Release announcing the appointment of Leah C. Stearns as Chief Financial Officer of the Company, dated April 15, 2019.

*	Furnished herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2019	CBRE GROUP, INC.

	By:	/s/ DARA A. BAZZANO
Dara A. Bazzano
Senior Vice President, Global Finance and Chief Accounting Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Steve Iaco	Brad Burke
Media Relations	Investor Relations
212.984.6535	215.921.7436
steven.iaco@cbre.com	brad.burke@cbre.com

CBRE APPOINTS LEAH C. STEARNS AS CHIEF FINANCIAL OFFICER

Los Angeles, April 15, 2019 – CBRE Group, Inc. (NYSE: CBRE) today announced that Leah C. Stearns will join the company as Chief Financial Officer (CFO). Ms. Stearns, who assumes her new role on May 15, was previously Senior Vice President and CFO for American Tower Corporation’s (NYSE: AMT) U.S. division, which comprises over 50% of American Tower’s global operating profit.

Ms. Stearns will oversee CBRE’s global finance and accounting organization, including tax, treasury, balance sheet management, financial planning & analytics and investor relations. She will be based in Dallas.

“Leah will bring tremendous capabilities to CBRE. She is an exceptional executive who has risen rapidly in her career and has had significant responsibilities in financial management, operational leadership and international activities. Her background is well suited to help us drive our strategy,” said Bob Sulentic, the company’s president and chief executive officer.

Ms. Stearns’ appointment enables Jim Groch to focus full time on his responsibilities as the company’s Global Group President and Chief Investment Officer. As previously announced, in this role, Mr. Groch’s primary duties are leading the company’s merger-and-acquisition activities and allocating capital into its real estate investments businesses.

Ms. Stearns joined American Tower, one of the largest global REITs, in 2001. In her current role, she has responsibility for finance and accounting, mergers and acquisitions, supply chain, operational tax planning, and other aspects of the company’s U.S. business. She also previously served as Chief Executive Officer of American Tower’s EMEA division. American Tower, with a market capitalization of more than $85 billion, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of over 170,000 communications sites.

Ms. Stearns holds an MBA from Boston College and a BS from Boston University, both with honors. She serves on the board of a non-profit organization, the Brookline Center, which seeks to provide access to high-quality mental health services, regardless of one’s ability to pay.

About CBRE Group, Inc.

CBRE Group, Inc. (NYSE: CBRE), a Fortune 500 and S&P 500 company headquartered in Los Angeles, is the world’s largest commercial real estate services and investment firm (based on 2018 revenue). The company has more than 90,000 employees (excluding affiliates) and serves real estate investors and occupiers through approximately 480 offices (excluding affiliates) worldwide. CBRE offers a broad range of integrated services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services. Please visit our website at www.cbre.com.